AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2003
                         REGISTRATION NO. 333-__________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           HIGH COUNTRY BANCORP, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           COLORADO                                    84-1438612
----------------------------------------  --------------------------------------
(State or Other Jurisdiction of           I.R.S. Employer Identification Number)
Incorporation or Organization)

7360 WEST US HIGHWAY 50, SALIDA, COLORADO                81201
----------------------------------------- --------------------------------------
(Address of Principal Executive Offices)              (Zip Code)

 HIGH COUNTRY BANCORP, INC. 2003 INCENTIVE EQUITY AND DEFERRED COMPENSATION PLAN (FORMERLY THE HIGH COUNTRY BANCORP, INC. 1998 STOCK OPTION AND INCENTIVE PLAN)
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                            LARRY D. SMITH, PRESIDENT
                           HIGH COUNTRY BANCORP, INC.
                             7360 WEST US HIGHWAY 50
                             SALIDA, COLORADO 81201
                      ------------------------------------
                     (Name and address of Agent for Service)

                                  719-589-2516
                                  ------------
          (Telephone Number, Including Area Code of Agent for Service)

                                   Copies to:

                           JOEL E. RAPPOPORT, ESQUIRE
                      STRADLEY, RONON, STEVENS & Young, LLP
                         1220 19th Street, NW, Suite 600
                              Washington, DC 20036
                                 (202) 822-9611


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
          TITLE OF EACH CLASS                AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION
      SECURITIES TO BE REGISTERED           REGISTERED (1)            SHARE                   PRICE                 FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      45,000 shares            $30.51 (2)             $1,372,950            $111.07
==============================================================================================================================

(1) This Registration Statement is only registering shares of Common Stock issued after the date of this Registration Statement under the High Country Bancorp, Inc. 2003 Incentive Equity and Deferred Compensation Plan (the "Plan"), and such additional indeterminate number of shares that may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Under Rule 457(h), the registration fee may be calculated, inter alia based upon the average of the high and low selling prices of the Common Stock as reported on the Nasdaq SmallCap Market on December 18, 2003 of $30.51 per share ($1,372,950 in the aggregate).

     Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-69053) originally filed with the Securities and Exchange Commission on December 16, 1998 (the "Prior Registration Statement") are incorporated herein by reference, except for Item 8 of Part II thereof. This Registration Statement covers 45,000 shares, which together with the 145,475 shares registered under the Prior Registration Statement, constitute the 190,475 shares of common stock issuable under the Company's 2003 Incentive Equity and Deferred Compensation Plan (formerly the High Country Bancorp, Inc. 1998 Stock Option and Incentive Plan).



                                     PART II

ITEM 8.  EXHIBITS.         INFORMATION REQUIRED IN REGISTRATION STATEMENT
         --------

         The exhibits scheduled to be filed or included as a part of this Registration Statement are as follows:


Exhibit No.               Description
-----------               -----------

     5.1  Legal Opinion of Stradley, Ronon, Stevens & Young, LLP
     23.1 Consent of Grimsley, White & Company
     23.2 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)
     24.1 Power of Attorney (contained in signature page to this Registration Statement)
     99.1 High  Country  Bancorp,   Inc.  2003  Incentive  Equity  and  Deferred
          Compensation Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salida, State of Colorado, on this 29th day of December, 2003.

                                    HIGH COUNTRY BANCORP, INC.


                                By: /s/ Larry D. Smith
                                    ------------------------------------------
                                    Larry D. Smith
                                    President and Chief Executive Officer
                                    (Duly Authorized Officer)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints Larry D. Smith his attorney-in-fact, with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature                                            Title                                       Date
---------                                            -----                                       ----

By: /s/ Larry D. Smith                               President and Chief                December 29, 2003
    ----------------------------------------
       Larry D. Smith                                Executive Officer
                                                     (Principal Executive Officer)

By: /s/ Frances Pasquale                             Chief Financial Officer            December 29, 2003
    ----------------------------------------
        Frances Pasquale                             (Principal Financial and
                                                     Accounting Officer)


By: /s/ Scott G. Erchul                              Vice President and Director        December 29, 2003
    ----------------------------------------
        Scott G. Erchul



By:  /s/ Timothy R. Glenn                            Director                           December 29, 2003
    ----------------------------------------
      Timothy R. Glenn



By: /s/ Richard A. Young                             Director                           December 29, 2003
    ----------------------------------------
      Richard A. Young



By: /s/ Philip W. Harsh                              Director                           December 29, 2003
    ----------------------------------------
       Philip W. Harsh

                                      II-2